STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this "Agreement") is entered as of June 14, 2004, by and among AURA SYSTEMS, INC., a Delaware corporation (the "Pledgor"), and KOYAH VENTURES LLC, a Delaware limited liability company ("Pledgee").

RECITALS

WHEREAS, in connection with a loan to the Pledgor by the Pledgee, the Pledgor and the Pledgee entered into an Agreement dated as of the date hereof (the "Agreement"), the Company executed in favor of the Pledgee a Convertible Promissory Note dated as of the date hereof (the "Note"), the Company executed in favor of Pledgee a Security Agreement dated as of the date hereof (the "Security Agreement");

WHEREAS, the Pledgee is to receive a pledge of and security interest in the 177,000 shares of Telemac Corporation, described herein, and the Pledgor is to execute and deliver this Agreement to further evidence and effectuate such pledge and security interest; and

WHEREAS, the Pledgor previously granted: (i) a first-priority pledge of and security interest in the same 177,000 shares of Telemac Corporation in favor of Koyah Leverage Partners, L.P., as collateral agent (the "Koyah Collateral Agent") for itself and Koyah Partners, L.P., a Delaware limited partnership (collectively, "Koyah") to secure loans made by Koyah; and (ii) a second-priority pledge of and security interest in the same 177,000 shares of Telemac Corporation in favor of Edgar Appleby, an individual ("Appleby") and Prudent Bear Fund, Inc., a Maryland corporation ("Prudent Bear"), to secure loans made by Appleby and Prudent Bear.

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT

    Definitions.

      Certificates. "Certificates" means the certificate evidencing ownership of the Collateral.

      Collateral. "Collateral" means One Hundred Seventy-Seven Thousand Seven Hundred and Seventy-Seven (177,777) shares of common stock of the Company, together with any and all substitutions, additions and proceeds of the foregoing, whether now owned or hereafter acquired.

      Company. "Company" means Telemac Corporation, a Delaware corporation.

      Default. "Default" has the meaning set forth in the Note.

      Obligations. "Obligations" has the meaning set forth in the Security Agreement. For purposes of this Agreement and the Security Agreement, the term "Obligations" as used herein and therein shall specifically include any and all Obligations arising out of or in connection with the Note and this Agreement.

    Pledge and Security Interest.

    To secure the full and punctual payment and discharge of the Obligations, the Pledgor hereby pledges the Collateral to the Pledgee and grants to the Pledgee a continuing security interest in the Collateral. Such security interest of the Pledgee is (i) junior to the first-priority security interest previously granted to the Koyah Collateral Agent and (ii) junior to the second-priority security interests previously granted to Appleby and Prudent Bear, and subject to the terms and conditions of the Intercreditor Agreement (as defined below).

    Location and Transfer of Collateral.

The Certificates are in the possession of the Koyah Collateral Agent (or its designee), under the terms of a Stock Pledge Agreement dated August 18, 2003 and shall remain in the possession of the Koyah Collateral Agent (or its designee) until such time as released by the Koyah Collateral Agent (or its designee). Upon such release, the Pledgor shall deliver to Appleby and/or Prudent Bear the Certificates to Appleby and/or Prudent Bear. The Certificates shall remain in possession of Appleby and/or Prudent Bear until such time as released by Appleby and/or Prudent Bear. Upon such release, the Pledgor shall deliver (i) the Certificates to the Pledgee (or its designee) and (ii) stock power(s), duly executed in blank, for the Collateral to the Pledgee (or its designee).

4. Warranties and Covenants of the Pledgor.

The Pledgor represents and warrants, covenants and agrees as follows:

          Ownership of Collateral. Except for the security interests in favor of the Koyah Collateral Agent, Appleby and Prudent Bear or security interests in favor of other parties to the Intercreditor Agreement (as defined below), the Pledgor has good, valid marketable title to the Collateral, free from any liens, charges, pledges, security interests, encumbrances, rights to purchase or other claim or interest of any kind.

          Liens. Except for the security interests in favor of the Koyah Collateral Agent, Appleby and Prudent Bear or security interests in favor of other parties to the Intercreditor Agreement, the Pledgor will neither create nor permit the creation of any lien charge, pledge, security interest, encumbrance, right to purchase or other claim or interest in the Collateral without the prior written consent of the Pledgee.

          Security Interest. The Pledgee will at all times have a valid security interest in the Collateral, and will at all times have a perfected security interest in the Collateral after delivery thereof to Pledgee (or its designee).

          Valid Issuance. The Collateral consists of validly issued, fully paid and nonassessable shares.

          Transfers. Other than the transfers contemplated by this Agreement, the Pledgor will neither make nor permit any transfer of the Collateral without the prior written consent of the Pledgee.

          Reimbursement of Expenses. The Pledgor will reimburse Pledgee for any expenses reasonably incurred by the Pledgee in protecting or realizing on the Collateral.

          Placement of Legend. If requested by the Pledgee, the Pledgor shall place a legend on the Certificates stating that the shares represented by the Certificates are subject to the restrictions imposed by this Agreement.

          Payment of Taxes and Indebtedness. The Pledgor shall promptly pay all liens, taxes, assessments, or contributions required by law which may come due and which are lawfully levied or assessed with respect to the Pledgor or any of the Collateral.

          Company Consent. The Pledgor has obtained any and all required consents of the Company for the transactions contemplated by this Agreement, including without limitation the pledge of the Collateral.

          Margin Regulations. The Collateral is not "margin stock" within the meaning of the Regulation U promulgated by the Board of Governors of the Federal Reserve System, and no part of the proceeds of the loans evidenced by the Notes will be used, whether directly or indirectly, or whether immediately, incidentally or ultimately, (a) to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock" or to refund indebtedness incurred for such purpose or (b) for any purpose which entails a violation of, or is inconsistent with, the provisions of Regulations U or X promulgated by such Board of Governors.

5. Exercise of Shareholder Rights.

(a) Receipt of Dividends and Distributions. Prior to the occurrence of a Default, the Pledgor shall have the right to receive and retain any ordinary dividends or other distributions paid on the Collateral.

(b) Right to Vote. Prior to the occurrence of a Default, the Pledgor may vote the Collateral for all purposes allowed within the restrictions set by this Agreement. The Pledgor agrees not to vote the Collateral or otherwise to act in any way which will adversely affect the value of the Collateral.

    Remedies Upon Default.

(a) Pledgee May Register Shares. Upon the occurrence of a Default, the Pledgee may cause the Collateral to be transferred to the Pledgee's name and may exercise any right normally incident to the ownership of the Collateral, including the right to vote and to receive all dividends or other payments.

(b) Collateral. Upon the occurrence of a Default, the Pledgee may sell all or any part of the Collateral at public or private sale. The Pledgee may purchase all or any part of the Collateral at the sale. Proceeds of any sale shall be applied first to pay all costs and expenses related to the Default and sale of the Collateral, including all attorneys' fees, and second, to pay all amounts owed on the Obligations, with any excess to be returned to the Pledgor.

(c) Remedies Cumulative. Upon the occurrence of a Default, the Pledgee shall have all rights and remedies available to them at law or in equity, including all rights available under the Uniform Commercial Code, and all rights and remedies granted under this Agreement, the Note, the Security Agreement and any other related documents or agreements. These rights and remedies shall be cumulative, and may be exercised singly or concurrently with all other rights and remedies the Pledgee may have.

(d) Order of Realization on the Collateral. The Pledgee may realize upon the Collateral, as well as any other collateral, in any order.

(e) Acknowledgments and Agreements of Pledgor. The Pledgor hereby acknowledges and agrees (i) that the Pledgor hereby waives all rights of redemption, stay, valuation and appraisal under any applicable laws, (ii) that ten (10) days prior written notice of the Pledgee's intention to make any sale of the Collateral is commercially reasonable notice, (iii) that the requirements of federal and state securities laws may limit the Pledgee's sale of all or part of the Collateral as well as the extent or manner in which any subsequent transferee could dispose of the same, (iv) in light of such restrictions, the Pledgee may effect a private sale to one or more purchasers who will agree, among other things, to acquire the Collateral for their own account, for investment, and not with a view to the distribution or resale thereof, (v) that the Pledgee may proceed to make such a sale whether or not a registration statement for the purpose of registering the Collateral shall have been filed and may approach and negotiate with a single potential purchaser to effectuate such sale, (vi) any such sale might result in prices or other terms less favorable than if such sale were a public sale without such restrictions, and the Pledgee shall incur no liability for selling any Collateral under such circumstances, and (vii) the foregoing shall apply not withstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.

(f) Registration. The Pledgor hereby assigns to the Pledgee, upon the occurrence of a Default, all registration rights the Pledgor now has or may hereafter acquire with respect to the Collateral. If the Pledgees desires to sell any of the Collateral at a public sale, the Pledgor will, upon request of the Pledgee, use its best efforts to cause the issuer of the Collateral to register the Collateral under federal and state securities laws and maintain the effectiveness of such registration, to the extent consistent with such registration rights. The Pledgor further agrees to indemnify, defend and hold harmless the Pledgee, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel and claims (including the costs of investigation) that they may incur in so far as such loss, liability, expense or claim arising out of or is based upon any alleged untrue statement of a material fact contained in any prospectus, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except in so far as they may have been caused by any untrue statement or omission based upon the information furnished in writing by the Pledgee expressly for use therein. The Pledgee will bear all costs and expenses of carrying out the foregoing obligations on its part. The Pledgor acknowledges and agrees that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(g) Rights of Other Creditors. The security interest of the Pledgee and the rights of the Pledgee upon the occurrence of any Default or otherwise under this Agreement shall be subject to the senior first-priority security interest of the Koyah Collateral Agent, the second-priority security interests in favor of Appleby and Prudent Bear and the rights of the Koyah Collateral Agent, Appleby and Prudent Bear upon the occurrence of any default or otherwise under their security documents.

7. Termination of Agreement.

This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

8. Miscellaneous.

(a) Waiver. No right or obligation under this Agreement will be deemed to have been waived unless evidenced by a writing signed by the party against which the waiver is asserted or by its duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

(b) Notice. Any notice or other communication required or permitted under this Agreement shall be in writing and shall addressed to the party to which it is directed at such party's address or fax number set forth in the Note.

(c) Modifications to Be in Writing. To be effective, any modification to this Agreement must be in writing signed by all parties to the Agreement.

(d) Agreement Binding upon Successors and Assigns. This Agreement shall bind the Pledgor and its successors and assigns. All rights, privileges, and powers granted to the Pledgee under this Agreement shall benefit the Pledgee and its successors and assigns.

(e) Assignment of Agreement. At any time, the Pledgee may assign or transfer any of its rights or powers under this Agreement to any person or entity. The Pledgor may not transfer its rights, duties, or obligations under this Agreement without the prior written consent of the Pledgee.

(f) Further Assurances. Both the Pledgor and the Pledgee agree to take any further actions and to make, execute, and deliver any further written instruments which may be reasonably required to carry out the terms, provisions, intentions, and purposes of this Agreement.

(g) Governing Law. Consistent with the governing law and venue provision of the Intercreditor Agreement, this Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties hereto, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

(h) Costs and Expenses. The Pledgor hereby agrees to pay to the Pledgee upon demand all costs and expenses, including attorney's fees, incurred in connection with the administration of this Agreement, including without limitation all filings or other actions required by the Pledgee in connection with perfecting or otherwise protecting the security interest granted hereunder. In addition, the Pledgor hereby agrees to pay to the Pledgee upon demand all costs and expenses, including attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

(i) Severability. If any provision of this Agreement or any application of any provision is determined to be unenforceable, the remainder of this Agreement shall be unaffected. If the provision is found to be unenforceable when applied to particular persons or circumstances, the application of the provision to other persons or circumstances shall be unaffected.

(j) Headings. Headings used in this Agreement have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

(l) Intercreditor Agreement. The terms and conditions of this Agreement shall also be governed by and subject to the terms and conditions of an Intercreditor Agreement dated as of January 19, 2004 among the Pledgor, Koyah Partners, L.P., Koyah Leverage Partners, L.P., Appleby and Prudent Bear, to which the Pledgee and Raven Partners, L.P. are being added as additional parties pursuant to a Joinder Agreement dated as of the date hereof (collectively, the "Intercreditor Agreement").

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

"Pledgor" AURA SYSTEMS, INC. By: Name: Title:
"Pledgee" KOYAH VENTURES LLC By: Name: Title:

I:\Spodocs\28601\00016\agree\00185776.DOC